UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Se
curi
tie
s Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

2790 Skypark Drive, Suite 105, Torrance, California	90505
(Address of Principal Executive Offices)	(Zip Code)

(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‐K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‐12 under the Exchange Act (17 CFR 240.14a‐12).

☐	Pre-commencement communications pursuant to Rule 14d‐2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
.

(e)

On October 12, 2023, the compensation committee (“Compensation Committee”) of the Board of Directors of Global Clean Energy Holdings, Inc. (the “Company”), approved amendments to certain legacy performance-based stock options that had been granted to Richard Palmer, the Company’s Chief Executive Officer, and Noah Verleun, the Company’s President, pursuant to their respective employment agreements.
 The performance-based options were fully vested and Mr. Palmer and Mr. Verleun had previously satisfied the performance metrics attached to such options.

Pursuant to the amendments, options granted to Mr. Palmer to purchase up to 11 million shares of the Company’s common stock were amended to increase the exercise price from $0.154 per share to $0.97 per share (being the closing price of the Company’s stock on October 13, 2023), following which the exercise date for these options were extended for a period of five years until October 14, 2028.  In addition, options granted to Mr. Verleun to purchase an aggregate of up to 6 million shares of the Company’s common stock were each amended to increase the exercise price to $0.97 per share (from exercise prices ranging from $0.165 per share to $0.20 per share), and then to extend the exercise date for a period of five years, until January 14, 2029, and June 20, 2029, respectively.  All other terms of Mr. Palmer’s and Mr. Verleun’s options remain unchanged. The effectiveness of each of these amendments to Mr. Palmer’s and Mr. Verleun’s options are subject to certain conditions precedent, including receipt of stockholder approval at the Company’s 2024 annual meeting of stockholders.

In addition, on October 13, 2023, the Compensation Committee extended the term of Mr. Palmer’s employment agreement for a period of six months, from October 15, 2023, to April 15, 2024.  All other terms and conditions of Mr. Palmer’s employment agreement remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 1 8 , 2023	By:	/s/ Nikhil Vasa
Nikhil Vasa
Chief Financial Officer